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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-224387

PROSPECTUS

JAGUAR HEALTH, INC.

29,411,766 Shares of Common Stock

        This prospectus relates to the proposed resale or other disposition from time to time of up to 29,411,766 shares of Jaguar Health, Inc. common stock, $0.0001 par value per share, by the selling shareholders identified in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling shareholders.

        The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" beginning on page 9 for more information about how the selling shareholders may sell or dispose of their shares of common stock.

        Our common stock is listed on the NASDAQ Capital Market, under the symbol "JAGX." On April 27, 2018, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.17 per share.

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption "Risk Factors" and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus.

        Neither we nor the selling shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

        We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless the context otherwise requires, references in this prospectus to "Jaguar," the "Company," "we," "us," and "our" refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

        We are a natural-products pharmaceuticals company focused on the development and commercialization of novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. ("Napo"), focuses on the development and commercialization of proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is approved by the U.S. Food and Drug Administration ("FDA") for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses.

        Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and until May 13, 2015, Jaguar was a majority-owned subsidiary of Napo. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health's name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for, Mytesi (the "Merger").

        Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. We believe we control commercial rights for Mytesi for all indications, territories and patient populations globally, and we are pursuing a follow-on indication for Mytesi in cancer related diarrhea ("CRD"), an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi is also in development for rare disease indications for infants and children with congenital diarrheal disorders and short bowel syndrome ("SBS"); for irritable bowel syndrome ("IBS") (Mytesi has demonstrated benefit to IBS-D patients in published Phase 2 studies); for supportive care for inflammatory bowel disease ("IBD"); and as a second-generation anti-secretory agent for use in cholera patients. Mytesi has received orphan-drug designation for SBS.

        Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded 28 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten members of the Jaguar and Napo team have been together for more than 15 years. Dr. Steven King, our executive vice president of sustainable supply, ethnobotanical research and intellectual property, and Lisa Conte, our founder, president and CEO, have worked together for more than 28 years. Together, these dedicated personnel successfully transformed crofelemer, which is extracted from trees growing in the rainforest, to Mytesi, which is a natural, sustainably harvested, FDA-approved drug.

        The active ingredient in Mytesi is the basis for our eleven different animal health products across eight different species, all of which work by the same mechanism of action, which is highly conserved across all mammals. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses. Portfolio planning for the animal health space is of utmost importance to us, given the wide array of potential species-specific products and because we do not want animal-related research and development activities to divert significant financial resources while we are focusing on growing Mytesi sales and seeking to move the company towards profitability. Canalevia is our lead veterinary prescription drug product candidate, intended for treatment of various forms of diarrhea in dogs. We have received minor use in a minor species ("MUMS") designation for Canalevia for chemotherapy-induced diarrhea ("CID") and EID in dogs. If Canalevia is approved for CID and EID in dogs, we expect to conduct the commercial launch of Canalevia for these indications in the first half of 2018. We have completed the pivotal trial for acute diarrhea in dogs and are in discussions with the CVM with respect to our plans for this indication of Canalevia.

        The equine athlete business continues to be a major focus area for the animal health side of our business. The demand, particularly in the Middle East, for a "total gut health" product for high performance equine athletes appears to be quite strong, and we believe this is indicative of an unmet medical need. Based on this demand, and with support from studies we conducted in horses with gastric ulcers—a prevalent problem in competing horses—and also horses with diarrhea, we have transitioned development of Equilevia to a create a non-prescription, personalized, premium proprietary product for total gut health in equine athletes. Gut health is of critical importance in horses, as conditions such as colic can lead to the death of an otherwise healthy horse in a matter of hours. We continue to assess the size of the opportunity represented by this program and potential partnerships that would increase access to relevant competitive stables and trainers.

        We will consider additional animal formulations and additional animal product expenditures from time to time as part of portfolio planning and prioritization in the context of the combined company.

        There are significant barriers to entry for Mytesi (crofelemer). Through Napo, we hold an extensive global patent portfolio. At the present time we hold 110 issued worldwide patents, with coverage in many cases that extends until 2031. These issued patents cover multiple indications including HIV-AIDS diarrhea, IBS, IBD, manufacturing, enteric protection from gastric juices, among others. We also have 68 pending patent applications worldwide in the human and animal health areas that are being prosecuted.

        Mytesi is the first oral drug approved by the FDA under botanical guidance, which provides another barrier to entry from potential generic competition. The FDA requires that the manufacturer of crofelemer use a validated proprietary bioassay to release the drug substance and drug product of Mytesi. While most generic products are fashioned to meet chemical release specifications that are in the public domain, the specifics of this assay are not publicly available. In addition, Mytesi is not systemically absorbed, so the classic approach of creating a generic drug by matching pharmakinetic blood levels is not possible. A generic player would have to conduct costly and risky clinical trials.

        Crofelemer is extracted from the Croton lechleri tree, which we sustainably harvest and manage through programs that we have been developing over the past 28 years. This process has involved working with communities to plant trees, obtaining permits for export, and creating a supply network that is robust and reliable.

        We continue to have working relationships with partners that began in the 1990s. Additionally, through the establishment of a nonprofit called the Healing Forest Conservancy (HFC), our team has created a long-term mechanism for benefit sharing that recognizes the intellectual contribution of indigenous populations. This program is intended to contribute to the continued strength and effectiveness of the valued and strategically important relationships we have carefully cultivated over the past 28 years.

        We, through Napo, own the intellectual property rights and technology related to our products and product candidates, including rights to a library of over 2,300 medicinal plants, for all veterinary treatment uses and indications for all species of animals. This includes rights to Neonorm, Canalevia, and other distinct prescription drug product candidates in our pipeline along with the corresponding existing preclinical and clinical data packages. We also recently expanded this intellectual property portfolio to include combinations of our proprietary anti-secretory product lines, Canalevia and Neonorm, with the non-absorbed antibiotic, rifaximin, for gastrointestinal indications in all animals.

About Mytesi

        Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

        Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Description of the Private Placement

        On March 23, 2018, we issued 29,411,766 shares of Common Stock (the "Shares") to certain investors at a price of $0.17 per share in private placements pursuant to common stock purchase agreements entered into by us with such investors (collectively, the "Securities Purchase Agreements") on such date (the "Offering"). The Company intends to use the proceeds from the Offering to repay certain aged payables relating to the Company's acquisition of Napo Pharmaceuticals, Inc. ("Napo") in July 2017. The Securities Purchase Agreements provide for customary representations, warranties and covenants among the parties. The Securities Purchase Agreements also require that we file one or more registration statements as permissible and necessary to register under the Securities Act of 1933, as amended (the "Securities Act") the resale of the Shares no later than 30 days following the date of the Securities Purchase Agreements.

        The description of the Securities Purchase Agreements are not complete and are qualified in their entirety by reference to the form of Securities Purchase Agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation of Information by Reference." The representations, warranties and covenants made in such agreement was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Corporate Information

        We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol "JAGX."

        Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

THE OFFERING

        This prospectus relates to the resale of to 29,411,766 shares of our common stock held by the selling shareholders identified in this prospectus, including its transferees, pledgees, donees or successors. See "Selling Shareholders."

        The selling shareholders may offer to sell the shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on the NASDAQ Capital Market under the symbol "JAGX."

        We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling shareholders. We will not receive any proceeds from the sale of the securities by the selling shareholders.

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the "Risk Factors" incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling shareholders will receive all of the proceeds from this offering.

        The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling shareholders and our independent registered public accountants.

 SELLING SHAREHOLDERS

        The shares of common stock being offered by the selling shareholders are those previously issued to the selling shareholders. For additional information regarding the issuances of those shares and the relationship between the selling shareholders and us, see "Prospectus Summary—Description of the Private Placement" above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

        The following table sets forth:

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  the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by the selling shareholders;

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  the number of shares of common stock beneficially owned by the selling shareholders, based on their respective ownership of the shares of common stock, as of April 27, 2018;

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  the number of shares that may be offered by the selling shareholders pursuant to this prospectus;

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  the number of shares to be beneficially owned by the selling shareholders and their respective affiliates following the sale of any shares covered by this prospectus; and

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  the percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholders and their respective affiliates following the sale of all shares covered by this prospectus.

        This prospectus generally covers the resale of all shares received by the selling shareholders in connection with the transactions contemplated by the Securities Purchase Agreements.

        The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After Offering(1)
	Number of shares of Common Stock Owned Prior to Offering(1)
Name of Selling Shareholder			Number	Percent
Invesco Ltd.(2)	26,885,838	20,588,235	6,297,603	4.9%
Bryan Ezralow 1994 Trust DTD 12-22-1994(3)	4,411,765	4,411,765	—	—
Pacific Capital Management LLC(4)	3,923,530	3,823,530	100,000	*
JMG Capital Management LLC 401K PSP(5)	588,236	588,236	—	—

*
Represents less than 1% of the issued and outstanding shares of common stock as of April 27, 2018.

(1)
Assumes that each selling shareholder sells all shares of common stock registered under this prospectus held by such selling shareholder.

(2)
Invesco Asset Management Limited is a subsidiary of Invesco Ltd. Prior to the Merger, Invesco Asset Management Limited held 38,878,169 shares of common stock of Napo, representing approximately 35.9% of the outstanding shares of Napo common stock. Pursuant to the terms of the merger agreement, upon consummation of the Merger, such shares of Napo common stock were exchanged for contingent rights to receive shares of our voting common stock, which contingent rights are excluded from the shares listed in the table above. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.

(3)
Bryan Ezralow, as trustee, exercises voting and dispositive control over these shares. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(4)
Mr. Jonathan Glaser manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025.

(5)
Mr. Jonathan Glaser, as trustee, exercises voting and dispositive control over these shares. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025.

 PLAN OF DISTRIBUTION

        The selling shareholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales;

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  in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  a combination of any such methods of sale; or

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  any other method permitted pursuant to applicable law.

        The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, or pursuant to other available exemptions rather than under this prospectus.

        Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

        In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder in accordance with the plan and method of distribution disclosed herein or otherwise cease to be registrable securities under the Securities Purchase Agreements, and (ii) the date on which all of the remaining registrable securities covered by this prospectus are eligible to be sold by holders thereof without compliance with the volume limitations or public information requirements of Rule 144 of the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

        The financial statements of the Company as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the reports on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov.

        This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on April 9, 2018;

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  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders to be held on May 18, 2018, filed on April 24, 2018;

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  our Current Reports on Form 8-K filed on January 2, 2018, February 16, 2018, February 28, 2018, March 2, 2018, March 12, 2018, March 27, 2018, April 2, 2018 and April 18, 2018;

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  the description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

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  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

        Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

        In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

29,411,766 Shares of Common Stock

PROSPECTUS

May 1, 2018